Exhibit 23.2

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We agree to the inclusion in this Amendment No. 2 to Form 10 of our report, dated November 13, 2006, on our audit of the combined financial statements of Marlin Energy Offshore, L.L.C., Marlin Texas GP, L.L.C. and Marlin Texas, L.P.

/s/ Grant Thornton LLP

Houston, Texas

December 19, 2006